Exhibit 10.4
AMENDMENT
TO
EMPLOYEE BENEFITS AGREEMENT

WHEREAS, Alltel Corporation ("Alltel") and Alltel Holding Corp. ("Spinco") entered into an Employee Benefits Agreement, dated as of December 8, 2005 (the "Agreement");

WHEREAS, Alltel and Spinco desire to make certain changes to the Agreement regarding the transfer of obligations and liabilities regarding executive benefits; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in the Agreement and this Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sections 7.01 and 7.02 of the Agreement are amended to insert the phrase "and Spinco Employees" immediately after the term "Spinco Individuals" in each place that it appears.

2. Section 7.03 of the Agreement is amended to provide as follows:

7.03 Restricted Stock. Each Alltel Restricted Share award outstanding under the 1998 Equity Incentive Plan or the 2001 Equity Incentive Plan and held by a Spinco Individual or Spinco Employee as of the Distribution Date (a "Specified Award") shall not be forfeited on the Distribution Date and shall become fully vested on August 3, 2006. In determining a Spinco Individual’s or Spinco Employee’s rights with respect to a Specified Award, employment after the Distribution Date with Spinco, a successor in interest to Spinco or any of their Subsidiaries (as defined in the Merger Agreement) shall be treated as employment with Alltel. Each share of Spinco common stock that is distributed with respect to a Specified Award (and each share of Company common stock into which such Spinco common stock is converted) shall be restricted and conditioned to the same extent and for the same period as the Specified Award is restricted and conditioned (taking into account the full vesting and deemed Alltel employment provided for in two preceding sentences). In the event of a forfeiture of any of the foregoing restricted shares, such restricted shares shall be forfeited to the issuer of the shares. Spinco shall take all steps that are necessary to ensure that the restrictions and conditions contemplated by this Section 7.03 are applied to the Company common stock referenced above.

3. Section 8.01 of the Agreement is amended to provide as follows:

8.01 Establishment of Mirror Benefit Restoration Plan.

(a) Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees and Spinco Individuals, the provisions of which shall be substantially identical to the provisions of the Benefit Restoration Plan (the "Spinco Restoration Plan").

(b) Transfer of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Restoration Plan, the obligations and liabilities with respect to Spinco Employees and Spinco Individuals under the Benefit

Restoration Plan shall be transferred to and assumed by the Spinco Restoration Plan.

(c) Transfer of Cash. On July 18, 2006, Alltel shall transfer cash to the general funds of Windstream Corporation as successor to Spinco in an amount sufficient to provide for the payment of the obligations and liabilities with respect to Spinco Individuals (except the individual employed by Alltel as of December 8, 2005) under the Benefit Restoration Plan that are transferred to and assumed by the Spinco Restoration Plan (assuming for purposes of calculating this amount only, that all benefits shall be payable in a single lump sum on May 31, 2006 and that, for the single lump sum with respect to the retirement benefits provided in Article V of the Benefit Restoration Plan, the lump sum is calculated as of January 1, 2006 (if not in pay status, based on such individual's benefit payable as of his normal retirement date (as defined in the Benefit Restoration Plan)) using a 5.8% interest rate and the FAS No. 87 actuarial methods and assumptions included in Schedule IV, reduced by any payments made between January 1, 2006 and the Distribution Date).

4. Section 8.03 of the Agreement is amended to provide as follows:

8.03 Executive Deferred Compensation Plan.

(a) Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees and Spinco Individuals, the provisions of which shall be substantially identical to the provisions of the Executive Deferred Compensation Plan, including the provisions of the Executive Deferred Compensation Plan that are known as the Executive Deferred Compensation Sub-Plan (the "Spinco Executive Plan").

(b) Transfer of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Executive Plan, the obligations and liabilities with respect to Spinco Employees and Spinco Individuals under the Executive Deferred Compensation Plan shall be transferred to and assumed by the Spinco Executive Plan.

(c) Transfer of Cash. On July 18, 2006, Alltel shall transfer cash to the general funds of Windstream Corporation as successor to Spinco in an amount sufficient to provide for the payment of the obligations and liabilities with respect to Spinco Employees and Spinco Individuals under the Executive Deferred Compensation Plan that are transferred to and assumed by the Spinco Executive Plan (assuming for purposes of calculating this amount only, that all benefits shall be payable in a single lump sum on the Distribution Date).

5. Section 8.04 of the Agreement is amended to provide as follows:

8.04 1998 Management Deferred Compensation Plan.

(a) Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees and Spinco Individuals,

the provisions of which shall be substantially identical to the provisions of the 1998 Management Deferred Compensation Plan, including the provisions of the 1998 Management Deferred Compensation Plan that are known as the 1998 Management Deferred Compensation Sub-Plan (the "Spinco 1998 Management Plan").

(b) Transfer of Obligations/Liabilities. Effective as of the date of establishment of the Spinco 1998 Management Plan, the obligations and liabilities with respect to Spinco Employees and Spinco Individuals under the 1998 Management Deferred Compensation Plan shall be transferred to and assumed by the Spinco 1998 Management Plan.

(c) Transfer of Cash. Alltel shall transfer cash to the general funds of Windstream Corporation as successor to Spinco on July 18, 2006 in an amount sufficient to provide for the payment of the obligations and liabilities with respect to Spinco Employees and Spinco Individuals under the 1998 Management Deferred Compensation Plan that are transferred to and assumed by the Spinco 1998 Management Plan (assuming for purposes of calculating this amount only, that all benefits shall be payable in a single lump sum on the Distribution Date).

IN WITNESS WHEREOF, the parties have caused this Amendment to Employee Benefits Agreement to be duly executed as of this 17th day of July, 2006.

ALLTEL CORPORATION

By: /s/ Richard N. Massey
Name: Richard N. Massey
Title: Executive Vice President

ALLTEL HOLDING CORP.

By: /s/ John P. Fletcher
Name: John P. Fletcher
Title: Executive Vice President